Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vicor Technologies, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 31, 2011, relating to the consolidated financial statements of Vicor Technologies, Inc.  for the years ended December 31, 2010 and 2009 and from the period from August 4, 2000 (inception) to December 31, 2010.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

July 21, 2011

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, Florida